EXHIBIT 10.6


                   SUBSCRIPTION AND SHARE PURCHASE AGREEMENT

     This Subscription and Share Purchase Agreement (the "Agreement") is made as of August 2nd 2000, by and between Fineurop International Limited, a fully owned subsidiary of Fineurop Holding N.V. Amsterdam and a company established under the laws of Jersey ("Fineurop"), represented by Mr. Ronald Adair, in its quality of Director of the company, and any Person (as defined below) which may be appointed by Fineurop to be the assignee of any right and obligation of Fineurop under this Agreement ("Fineurop Assignee");

     (Fineurop and any Fineurop Assignee, except as otherwise provided for in this Agreement, are considered, also for the purposes of Article 1292 of the Civil Code, as a single party, bound jointly and severally hereunder and are collectively referred to as the "Purchasers", unless otherwise indicated);

                                                       - on the one part -
                                                       -------------------

                                      and

     Norfin International S.A., a company established under the laws of Luxembourg ("Norfin"), represented by Mr. Mauro Saponelli in his quality of Director, together with the wholly owned subsidiary De Nora New Energy Investments B.V., a company established under the laws of The Netherlands ("DNNE"), represented by Mr. Franco Mazzucchi, in his quality of Director of the company;

     (Norfin and DNNE, except as otherwise provided for in this Agreement, are considered, also for the purposes of Article 1292 of the Civil Code, as a single party, bound jointly and severally hereunder and are collectively referred to as the "Sellers", unless otherwise indicated)

                                                       - on the other part -
                                                       ---------------------


                              W I T N E S S E T H:

     WHEREAS, Norfin has established DNNE as an holding company currently owning 46,84% of the issued corporate capital of Nuvera Fuel Cells Inc., a Delaware company, with registered office at Acorn Park, Cambridge, Massachusetts ("Nuvera"); the only subsidiary of Nuvera is Nuvera Fuel Cells Europe S.p.a., an Italian company with registered office in Milan, Via Bistolfi
n. 35 ("NFCE"); by resolution dated as of July 26th, 2000, NFCE resolved to change its corporate structure from company limited by shares (societa per azioni) to limited liability company (societa a responsabilita limitata);

     WHEREAS, it is the intention of Norfin to cause DNNE to increase its corporate capital of eurodollar 800, equal to 1.60% of the corporate capital (after such increase), to be issued to the Purchasers (the "Capital Increase");

     WHEREAS, after the Capital Increase, the Purchasers intend to hold an interest in DNNE ("Subscription Shares");

     WHEREAS, the Purchasers intend to have a right to transfer the Subscription Shares to Norfin, in exchange for certain shares of Nuvera (the "Shares"), upon the terms and conditions set forth hereunder;

     WHEREAS, after the completion of the above mentioned transactions, the Purchasers intend to hold the Shares and to have the Registration Rights, as defined in Article 5.2 hereunder;

     WHEREAS, either the Purchasers and the Sellers desire to provide for certain matters with respect to the transactions contemplated hereunder.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     ARTICLE I.     DEFINITIONS

     The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

     "Capital Increase" means the increase of the capital of DNNE from eurodollar 49.200 to eurodollar 50.000 to be approved by the stockholders at a meeting to be held on the date of execution of this Agreement, reserved for subscription by the Purchasers.

     "Companies" means collectively DNNE and Nuvera.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Liabilities" means, with respect to any party, obligations or liabilities of any nature, whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due of such party.

     "Person" means an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization, governmental or otherwise.

     "Shares" means no. 8.539 ordinary shares of Nuvera, representing 0,80% of the corporate capital of Nuvera, issued in accordance with and subject to the terms of the Certificate of Incorporation of Nuvera, together with any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares).

     "Subscription Shares" means the interest in DNNE subscribed and owned by the Purchasers, representing 1.60% of the corporate capital of DNNE after the Capital Increase.


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


     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Stockholders Agreement" means the stockholders agreement dated as of April 4th 2000, by and between DNNE, Arthur D. Little Inc. and Amerada Hess Corporation, and any relevant amendment or change thereof. To any extent under this Agreement, the Purchasers will inform promptly Fineurop of any such amendment or change thereof, which may be proposed after the date of execution of this Agreement.

     ARTICLE II.    SUBSCRIPTION OF CAPITAL INCREASE

     2.1. Meeting of stockholders of DNNE. On August 2nd 2000, the stockholders of DNNE shall be convened at a meeting, and shall approve the Capital Increase, reserved for subscription by the Purchasers.

     2.2. Subscription. On the Closing Date, the Capital Increase shall be subscribed to and fully paid in, by the Purchasers, for a total amount of eurodollar 1.680.000, out of which eurodollar 1.679.200 as share premium (in the aggregate, the "Subscription Price").

     2.3. Rights and Entitlements. The Purchasers shall be vested with all rights and entitlements relating thereto, including the right to receive dividends (whether declared, payable or not) or other distribution as from the Closing Date.

     2.4. Closing. The subscription to the Capital Increase contemplated by
Section 2.2 above shall take place on August 2nd, 2000, at the offices of DNNE in Amsterdam, The Netherlands, or at such other place or on such date as the parties may mutually agree. Such date is referred to herein as the "Closing Date". At the closing, the following actions shall take place:

     (a) DNNE shall resolve the Capital Increase, by means of a notarial deed to be executed by the Notary. The Purchasers shall subscribe to the Subscription Shares and pay into DNNE account (at the bank communicated by DNNE to the Purchasers at least three business days before the Closing Date) any relevant amount of Euro in immediately available funds;

     (b) a duly empowered director of DNNE shall make appropriate recordings in the stockholders register of DNNE, evidencing the Capital Increase and the subscription of the Subscription Shares by the Purchasers;

     (c) the Sellers and the Purchasers shall execute and deliver a letter of confidentiality, covering restrictions to use certain information of Nuvera disclosed to the Purchasers in connection with the transaction set forth in this Agreement.

     2.5. Closing Date Accounts. On the Closing Date, the Sellers shall deliver to the Purchasers the balance sheet and profit and loss accounts of DNNE as at the Closing Date, together with the unaudited consolidated statements of accounts of Nuvera as of June 30, 2000 (the "Closing Date Accounts"). The Sellers represent and warrant that the Closing Date


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Accounts shall be true and correct in all material respects, and fairly present the financial condition of DNNE and Nuvera as of the date thereof, subject to any material changes which may be introduced as a result of the review by Deloitte & Touche and as a result of any subsequent review by the U.S. Securities and Exchange Commission (the "SEC"), if any.

     ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     On the Closing Date, the Sellers hereby represent and warrant to the Purchasers as follows:

     3.1. Corporate Organization; Subsidiaries or Investments. DNNE is a private company with limited liability duly incorporated, validly existing and in good standing under the laws of The Netherlands and Nuvera is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Companies have the requisite corporate power and authority to conduct their business as they are currently being conducted. DNNE has no subsidiaries and do not own of record or beneficially any capital stock or other equity interest in any Person other than Nuvera. Nuvera has no subsidiaries and do not own of record or beneficially any capital stock or other equity interest in any Person, other than NFCE. The corporate documents and records delivered to the Purchasers prior to the execution of this Agreement constitute true, complete and correct copies of the corporate documents of the Companies and reflect all amendments thereto through and including the Closing Date.

     3.2. Corporate Power and Authority; Non-Contravention. The Sellers have all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by Norfin or DNNE pursuant to or as contemplated by this Agreement (collectively, the "Sellers Agreements") and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Sellers Agreements by the Sellers and the consummation by the Sellers of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Sellers, including the approval of their boards of directors and stockholders, and no other corporate action or proceeding on the part of the Sellers is necessary to authorize the execution and delivery by the Sellers of this Agreement and the Sellers Agreements or the consummation by the Sellers of the transactions contemplated hereby and thereby. This Agreement and each of the Sellers Agreements constitutes the valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with their respective terms. The execution, delivery and performance by the Sellers of this Agreement and each of the Sellers Agreements:

          (i) do not and will not conflict with or violate any provision of the Certificate of Incorporation or the Articles of Association of the Sellers or the Companies;

          (ii) do not and will not violate any laws, rules or regulations of any state or other jurisdiction applicable to the Sellers or to the Companies, or require the Sellers or the Companies to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and


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


          (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, license, authorization, order, writ, judgment, injunction or decree to which the Sellers are parties or by which the Sellers or their property are bound, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Sellers.

     3.3. No Consents or Approvals Required. No notice, declaration, report or other filing or registration with, and no consent, waiver, approval or authorization of, any governmental or regulatory authority or instrumentality or any other person is required to be submitted, made or obtained by the Sellers in connection with the execution, delivery or performance of this Agreement or the Sellers Agreements, or the consummation of the transactions contemplated hereby or thereby, except for those the failure of which to submit, make or obtain would not have a material adverse effect upon the assets or business of the Sellers.

     3.4. Capitalization. The authorized capital stock of DNNE, before the Capital Increase, consists of eurodollar 49.200. The authorized capital stock of Nuvera consists of n. 1.067.416 ordinary shares of common stock $.01 par value per share. All such shares have been duly authorized and validly issued, are fully paid and nonassessable. Except for any employee stock option plans which may be implemented by Nuvera, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of common stock. There are no other securities of DNNE or Nuvera entitled, in the ordinary course, to vote in the stockholders meeting or in the election of the Board of Directors of DNNE or Nuvera. There are no outstanding obligations of DNNE or Nuvera to repurchase, redeem or otherwise acquire any securities of DNNE or Nuvera.

     3.5. Material Contracts. Schedule 3.5 hereto contains a complete and correct list of all agreements, contracts and commitments (collectively, the "Material Contracts") of the following types, written or oral to which the Companies are parties or by which they are bound and which, in each case, relate primarily to the business of the Companies, including (i) leases of real or personal property, (ii) employment, consulting and agency agreements; (iii) research and development contracts; (iv) agreements, orders or commitments for the sale or purchase of raw materials, supplies or finished products; (v) joint ventures, partnerships or similar arrangements; (vi) agreements for the acquisition or disposition of all or substantially all of the business of the Companies; and (vii) licenses to or from others relating to the intellectual property of the Companies. Each of the Material Contracts is in full force and effect and there does not exist thereunder any material default by the Companies, or to the best knowledge of the Sellers, of any other party thereto, or event or condition which, after notice or lapse of time or both, would constitute a material default thereunder by the Companies or, to the best knowledge of the Sellers, by any other party thereto. Neither Norfin nor the Companies have received any notice that any party to any of the Material Contracts intends to cancel or terminate any such Material Contract. The Companies shall deliver or made available to the Purchasers true, complete and correct copies of all Material Contracts, upon reasonable request of the Purchasers.


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     3.6. Intellectual Property. The Intellectual Property of the Companies
("Intellectual Property") includes all rights necessary to conduct the business as currently conducted, with no known infringement of the proprietary rights of any third party. Except as set forth on Schedule 3.6 , (i) to the best knowledge of the Sellers, the Companies are the sole and exclusive owners of all rights to the Intellectual Property and have the right to use the same without the payment of any license, fee, royalty or similar charge; (ii) there is no material claim of any other person, firm or corporation or any proceeding pending or, to the best knowledge of the Sellers, threatened which relates to any of the Intellectual Property or the validity or enforceability thereof or the rights of the Companies thereto; and (iii) to the best knowledge of the Sellers, there are no inventions within the scope of the Intellectual Property for which the inventor(s) thereof is or are not contractually obligated to assign all of their rights therein to the Companies.

     3.7. Litigation; Disputes. There are no claims, actions, suits, proceedings or investigations by any third party or by governmental, regulatory or administrative authorities of any nature, civil, criminal or regulatory, at law or in equity, by or before any court, arbitrator or governmental or other regulatory or administrative agency, instrumentality or authority which are pending or, to the best knowledge of the Sellers, threatened, by or against or affecting the Companies or the business of the Companies.

     3.8. Compliance with Applicable Law. The Companies are currently in compliance, in all material respects, with all applicable statutes, laws, rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local or otherwise) applicable to the business of the Companies. The Companies have all governmental licenses, authorizations, permits, consents and approvals necessary to conduct their business as they are currently being conducted.

     3.9. Taxes. The Companies have filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with any competent authority in The Netherlands or in the United States of America, and in any other jurisdictions where such filing is required by law. All taxes which are due and payable by the Companies related to the business of the Companies, and any interest and penalties thereon, whether disputed or not, have been paid in full. Neither DNNE nor Nuvera are delinquent in the payment of any tax related to their respective business, and there is no tax deficiency or claim outstanding, proposed or assessed against either of them related to the business of the Companies.

     3.10. Sufficiency of Assets. Upon consummation of the transactions contemplated hereby the Companies will have the assets that are necessary and adequate to conduct their businesses as currently conducted.

     3.11. No Undisclosed Liabilities. Since the dates of the Closing Date Accounts, the Companies have not incurred any Liabilities relating to their business except Liabilities (a) that were incurred in the usual and ordinary course of business consistent with past practice and (b) that, individually and in the aggregate, would not have a materially adverse effect upon the


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business of the Companies. To the broadest extent permitted by any applicable law, Liabilities under (a) and (b) above are properly reflected in the Closing Date Accounts, subject to any changes which may be made as a result of the review by Deloitte & Touche and as a result of the subsequent review by the SEC, if any.

     3.12. Absence of Certain Changes. Since the dates of the Closing Date Accounts, the Companies have conducted their business only in the ordinary course. Without limiting the generality of the foregoing, neither DNNE nor Nuvera have since such date:

     (a) experienced any material adverse change in its financial condition, assets, liabilities, prospective contracts or its relationship with its principal clients;

     (b) sold, assigned, transferred, pledged, leased or otherwise disposed of any asset except in the ordinary course of business consistent with past practices, but not in any event exceeding $ 200.000;

     (c) incurred any obligation, liability or indebtedness except in the ordinary course of business consistent with past practices, but not in any event exceeding $ 200.000, or incurred any extraordinary losses;

     (d) made any declaration, setting aside or payment of any dividend by the Companies, or made any other distribution in respect of the capital stock of the Companies, or any direct or indirect redemption, purchase or other acquisition by the Companies of their own capital stock;

     (e) incurred any obligation or liability to any of their officers, directors, stockholders or employees, or any loans or advances made by the Companies to any of their officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

     (f) amended, waived, released, disposed of or permitted to lapse any right relating to their business;

     (g) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, service marks, trade names, trade dress, brand names, trade secrets or copyrights or with respect to the Intellectual Property;

     (h) experienced any material damage, destruction or loss (whether or not covered by insurance) relating to the assets of the Companies; or

     (i) agreed, whether or not in writing, to do any of the foregoing.

     3.13. Insurance. The Companies currently maintain policies of fire, liability, worker's compensation, life, and property and casualty in respect to their business. All such policies (i) are in full force and effect and (ii) are sufficient for compliance in all material respects by the Companies with all requirements of law and all agreements to which the Companies are parties.

     3.14. Employee Benefit Plans. DNNE does not currently maintain, contribute to, or participate in, any pension, profit-sharing, deferred compensation, bonus, severance, group or individual health, dental, medical, life insurance, survivor benefit, car allowance, or similar plan,


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


policy or arrangement, whether formal or informal, for the benefit of any employee. Such arrangements are referred to in this Agreement as the "Employee Benefit Plans."

     3.15. Real and Personal Property.

     (a) Real Property. The Companies do not own any real property. True and complete copies of all leases with respect to real property leased by the Companies are available to the Purchasers, upon reasonable request. Each of said leases has been duly authorized and executed by the parties and is in full force and effect. Neither DNNE nor Nuvera is in default under any of said leases, nor, to the knowledge of the Sellers, has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of the Sellers, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default. No consent or approval is required from the other parties to any such lease or from any regulatory authority in The Netherlands or in the United States relating to the transfer of a leasehold interest in real property and no filing with any such regulatory authority is required in connection therewith. To the extent that any such consents, approvals or filings are required, the Sellers or Nuvera will obtain or complete them before the Closing.

     (b) Personal Property. A complete description of the equipment of the Companies is available to the Purchasers, upon reasonable request. The Companies have good and marketable title to all of their personal property. None of such personal property or assets is subject to any mortgage, pledge, lien or encumbrance, except as specifically disclosed in said description. Except as otherwise specified in said description hereto, all leasehold improvements, furnishings and equipment of the Companies are in good working order and comply in all material respects with all applicable laws, ordinances and regulations.

     3.16. Receivables from Affiliates. Except as reflected in the Closing Date Accounts, the Companies do not have any accounts or loans receivable from any person, firm or corporation which is controlled by, controlling or under the control of, the Sellers or Nuvera or from any director, officer or employee of the Sellers or Nuvera, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

     3.17. Transactions with Interested Persons. Neither the Companies nor any stockholder, officer, supervisory employee or director of the Companies or, to the knowledge of the Sellers, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of the Companies, or any organization which has a material contract or arrangement with the Companies.

     3.18. Employees; Labor Matters. A complete list of employees of the Companies is available to the Purchasers, upon reasonable request, together with their current position. The Companies are not delinquent in payments to any of their employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, the Companies will not, by reason of the transactions


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contemplated under this Agreement or anything done prior to the Closing, be liable to any of said employees for so-called "severance pay" or any other payments. The Companies have no policy, practice, plan or program of paying any form of severance compensation in connection with the termination of employment, except as set forth in said Schedule. The Companies are in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or threatened against or involving the Companies. There are no grievances, complaints or charges that have been filed against the Companies, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Companies. The Companies have received no information indicating that any of their employment policies or practices is currently being audited or investigated by any domestic or foreign government agency. No circumstances have arisen under which the Companies are likely to be required to pay damages for wrongful dismissal, to make any statutory redundancy payment or make or pay any compensation in respect of unfair dismissal, or make any other payment under any employment protection or other employment statutes, treaties, regulations, by-laws, codes or orders, or to reinstate or re-engage any former employee.

     3.19. Environmental Matters.

     (a) The Companies are in compliance with all Environmental Laws applicable to their business. The Companies have all permits necessary under any Environmental Law to conduct their business as presently conducted. There is no suit, action, claim, arbitration, administrative, governmental investigation (including, but not limited to, requests for information) or other legal proceeding pending or, to the best of the Companies knowledge, threatened, which relates to the ownership, conduct or operation of their business and which arises under Environmental Law or which is reasonably likely to give rise to an Environmental Liability.

     (b) For purposes of this Section 3.19, the following terms shall have the meanings set forth below:

          (i) "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, licenses, agreements and governmental restrictions, relating to human health, safety, the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other hazardous substances or wastes or the clean-up or other remediation thereof.

          (ii) "Environmental Liabilities" means any and all liabilities of or relating to the business of the Companies which arise under or relate to matters covered by Environmental Laws.


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


     ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     On the Closing Date, the Purchasers hereby represent and warrant to the Sellers as follows:

     4.1. Corporate Organization. The Purchasers are duly incorporated, validly existing and in good standing under any applicable laws, to which the Purchasers are subject. The Purchasers have the requisite corporate power and authority to conduct their business as they are currently being conducted.

     4.2. Corporate Power and Authority; Non-Contravention.

     (a) the Purchasers have all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by the Purchasers pursuant to or as contemplated by this Agreement (collectively, the "Purchasers Agreements") and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Purchasers Agreements by the Purchasers and the consummation by the Purchasers of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchasers, including the approval of the stockholders and board of directors, and no other corporate action or proceeding on the part of the Purchasers is necessary to authorize the execution and delivery by the Purchasers of this Agreement and the Purchasers Agreements or the consummation by the Purchasers of the transactions contemplated hereby and thereby. This Agreement and each of the Purchasers Agreements constitutes the valid and binding obligation of the Purchasers, enforceable against the Purchasers in accordance with their respective terms. The execution, delivery and performance by the Purchasers of this Agreement and each of the Purchasers Agreements:

          (i) do not and will not conflict with or violate any provision of the Certificate of Incorporation or the Articles of Association of the Purchasers;

          (ii) do not and will not violate any laws, rules or regulations of any state or other jurisdiction applicable to the Purchasers, or require the Purchasers to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and

          (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, license, authorization, order, writ, judgment, injunction or decree to which the Purchasers are parties or by which the Purchasers or their properties are bound, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Purchasers.

         4.3. No Consents or Approvals Required. No notice, declaration, report or other filing or registration with, and no consent, waiver, approval or authorization of, any governmental or


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


regulatory authority or instrumentality or any other person is required to be submitted, made or obtained by the Purchasers in connection with the execution, delivery or performance of this Agreement or the Purchasers Agreements, or the consummation of the transactions contemplated hereby or thereby, except for those the failure of which to submit, make or obtain would not have a material adverse effect upon the assets or business of the Purchasers.

     4.4. Investment Representations.

     (a) The Purchasers, by reason of their business and financial experience, have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of their investment in the Subscription Shares and in the Shares, and they are purchasing the Shares hereunder for their own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof. The Purchasers acknowledges that the Shares to be purchased hereunder have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

     (b) The Purchasers are "accredited investors" as that term is defined in Rule 501 promulgated under the Securities Act.

     (c) The Purchasers have had the opportunity to ask questions and to receive answers concerning the financial condition, operations and prospects of the Companies and the terms and conditions of the investment in the Companies.

     ARTICLE V.     PURCHASE OF THE SHARES; REGISTRATION RIGHTS

     5.1 Rights of the Purchasers. The Purchasers have the irrevocable right to purchase from DNNE all, but not less than all, the Shares, conditional upon the transfer of the Subscription Shares to Norfin in accordance with Article 5.3. DNNE hereby irrevocably offers to sell the Shares to the Purchasers. The price for the Shares to be purchased by the Purchasers and to be sold by DNNE pursuant to the above, shall be a total amount of $ 1.600.000 (in the aggregate, the "Purchase Price"). The Purchasers may exercise its right on June 30, 2001, by means of written notice dispatched to DNNE within June 30, 2001 ("Notice of Transfer"). The consummation of the transfer of the Shares to the Purchasers and the accomplishment of any formalities incident thereto shall take place within ten (10) business days after June 30, 2001 ("the Date of Purchase"). On or before the Date of Purchase, the Purchasers shall:

     (a) pay into DNNE account (at the bank to be communicated by DNNE to the Purchasers at least three business days before the Date of Purchase) the Purchase Price in immediately available funds; and

     (b) agree in writing to be bound by the terms and conditions of the Stockholders' Agreement then in force on the Date of Purchase; and

     (c) agree in writing to be bound by the terms of any lock-up agreement or similar prohibition from selling, transferring, hedging or otherwise conveying the Shares, as may be reasonably requested by the underwriters in connection with any IPO (as defined below).

     5.2. Initial Public Offering and Registration of securities.
Notwithstanding the above, the Sellers agree to give promptly written notice (but in no event less than 10 days before the first filing date of the S-1 Form with the SEC) to the Purchasers, of any of the following:

     (a) initial public offering of securities of Nuvera under the Securities Act (an "IPO"); or

     (b) consolidation or merger of Nuvera with or into another entity, whether or not Nuvera is the surviving entity of all or substantially all of the assets of Nuvera, in each case where (i) the consideration received by DNNE is cash or stock or securities of the purchasing entity and (ii) such stock or securities (or any stock or securities into which such stock or securities are convertible or exchangeable) are listed for trading on a national securities exchange or on NASDAQ;

     (c) registration of any shares of common stock of Nuvera for sales under the Securities Act (whether in connection with an IPO, a public offering of securities by stockholders of Nuvera or both, but not in connection with a registration effected solely to implement benefit plan or a transaction to which Rule 145 or any other similar Rule of the Commission under the Securities Act is applicable).

     Within ten (10) business days following receipt of such notice, the
Purchasers: (i) will be entitled to exercise immediately the right to purchase the Shares, in accordance with the terms and conditions set forth in Article
5.1. above; and (ii) thereafter will have the opportunity to register such Shares on the same terms and conditions as may be granted to the other stockholders of Nuvera under the Stockholders' Agreement. The consummation of the transfer of the Shares to the Purchasers and the accomplishment of any formalities incident thereto shall take place on the earliest date possible (the "Early Date of Purchase") and, in any case, at such time to permit the Purchasers to request and effect registration of the Shares or to exercise any Registration Rights, as defined in Article IV of the Stockholders Agreement, in accordance with the relevant terms thereof. On or before the Early Date of Purchase, the Purchasers shall comply with Sect. 5.1. (a), (b) and (c).

     5.3. Rights of Norfin. Norfin will have the irrevocable right to purchase from the Purchasers all, but not less than all, the Subscription Shares, conditional upon the purchase of the Shares by the Purchasers in accordance with Article 5.1. or 5.2. above. Norfin hereby irrevocably offers to purchase such Subscription Shares. The price for the Subscription Shares to be purchased by Norfin and to be sold by the Purchasers pursuant to the above shall be a total amount of $ 1.600.000 (the "Redemption Price"). Norfin shall exercise its right by means of written notice dispatched to the Purchasers upon receipt of the Notice of Transfer (the "Notice of Redemption"). The consummation of the transfer of the Subscription Shares to Norfin and the accomplishment of any formalities incident thereto shall take place on (i) the Date of Purchase, in case of purchase of the Shares by the Purchasers according to Sect. 5.1. above; or (ii) on the Early Date of Purchase, in case of purchase of the Shares by the Purchasers in accordance with Sect. 5.2. (the Date of Purchase is defined in Sect. 5.1. and the Early Date of Purchase is defined in Sect. 5.2. above). On or before the Date of Purchase or the Early Date of Purchase, as the case may be, Norfin shall pay into Purchasers' account (at the bank to be communicated by the

Purchasers to Norfin at least three business days before) the Redemption Price in immediately available funds.

     5.4. Expiration of the rights of the Purchasers. Should the Purchasers:

     (a) fail to dispatch to DNNE the Notice of Transfer within June 30, 2001;
or

     (b) fail to exercise its right in accordance with Article 5.2. and fail to transfer the Subscription Shares to Norfin in accordance with Article 5.3.; then any right of the Purchasers incident thereto shall expire and the Purchasers shall no longer have the right ---- to purchase the Shares from DNNE pursuant to Article 5.1. and 5.2., nor to transfer the Subscription Shares to Norfin pursuant to Article 5.3.

     5.5. Representations. All representations and warranties made by the Purchasers or, respectively, by the Sellers, contained in this Agreement or in any written statement or instrument delivered to the Sellers or, respectively, to the Purchasers pursuant to this Agreement shall be true, correct and nor misleading in all respects on and as of the Date of Purchase as though such representations and warranties were made at and as of such date.

     ARTICLE VII.   INDEMNIFICATION

     7.1 Agreement to Indemnify. (a) From and after the Date of Purchase or from and after the Early Date of Purchase, the Sellers agrees to indemnify, defend and hold jointly and severally harmless the Purchasers from and against any and all demands, claims, losses, damages, costs and expenses, including without limitation interest, costs, liabilities, fines, penalties and reasonable fees of attorneys and consultants (collectively, "Damages"), asserted against, imposed upon or incurred or suffered by the Purchasers as a result of or arising from any breach of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement.

     (b) The aggregate liability of the Sellers with respect to claims for indemnification pursuant to Section 7.1(a) above shall not exceed an amount equivalent to the Purchase Price. The Sellers shall have no liability in respect of claims for indemnification pursuant to Section 7.1(a) above (i) unless and until the total Damages suffered by the Purchasers with respect to such claims exceeds $100,000, and then only to the extent of such excess, and
(ii) unless written notice of such claim, in accordance with the provisions of
Section 7.2, shall have been given to the Sellers on or before the date which is (x) the period of the statute of limitations applicable to the underlying claims for the representations and warranties of the Sellers set forth in
Article 3.8. (Compliance with applicable law); 3.9 (Taxes); 3.14 (Employee Benefit Plan); 3.18 (Employees; Labor Matters); and (y) three (3) years after the Date of Purchase or after the Early Date of Purchase, for all other representations and warranties set forth in Article 3.

     7.2 Procedure for Indemnification. (a) In the event that any indemnified party receives written notice of the commencement of any action or proceeding, the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought pursuant to this Article 7 (a "Third Party Claim"), and such indemnified party intends to seek indemnity pursuant to this Article 7, such indemnified party shall promptly provide the indemnifying party with notice of such action, proceeding, claim, penalty or assessment, and such indemnifying party shall, upon receipt of such notice, be entitled to participate in or, at the indemnifying party's option, assume the defense, appeal or settlement of such action, proceeding, claim, penalty or assessment with respect to which such indemnity has been invoked with counsel selected by it and approved by the indemnified party (such approval not to be unreasonably withheld), and such indemnified party will fully cooperate with the indemnifying party in connection therewith; provided that such indemnified party shall be entitled to employ its own counsel to represent it if, in such indemnified party's reasonable judgment, a conflict of interest between the indemnifying party and the indemnified party exists in respect of such claim, or if the defendants in, or targets of, any such action or proceeding include both an indemnified party and an indemnifying party and such indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party, and in any such event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party. In the event that the indemnifying party fails to assume the defense, appeal or settlement of such action, proceeding, claim, penalty or assessment within 20 days after receipt of notice thereof from such indemnified party, such indemnified party shall have the right to undertake the defense or appeal of or settle or compromise such action, proceeding, claim, penalty or assessment on behalf of and for the account and risk of the indemnifying party. The indemnifying party shall not settle or compromise any such action, proceeding, claim, penalty or assessment without the indemnified party's prior written consent.

     (b) Any indemnifiable claim that is not a Third Party Claim shall be asserted by written notice to the indemnifying party from the indemnified party, which notice shall be provided promptly after the indemnifying party becomes aware of the claim. If the indemnifying party does not respond to such notice within 60 days, it shall have no further right to contest the validity of such claim.

     ARTICLE VIII.  MISCELLANEOUS PROVISIONS

     8.1 Expenses. Each party shall bear its own costs and expenses, including the reasonable fees and disbursements of legal counsel and other professionals, incurred in connection with the transactions contemplated by this Agreement.

     8.2 Amendment and Waiver. Any party may waive any provision hereof intended solely for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. Except as otherwise expressly provided herein, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. No amendment of or supplement to this Agreement shall be valid or effective unless in writing and executed by the parties hereto or their successors.

     8.3 Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

     8.5 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     8.6 Entire Agreement. This Agreement and the other agreements contemplated hereby are intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the other agreements contemplated hereby (including the exhibits hereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

     8.7 Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Companies.

     8.8 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the substantive laws of Italy, except with respect to (i) formalities related to the Capital Increase and the transfer of full ownership of the Subscription Shares, which are subject to the laws of The Netherlands; and (ii) formalities related to the IPO, registration of the Shares and transfer of full ownership of the Shares, which are subject to the federal and state laws of the United States of America.

     8.9 Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement, or any other agreement or instrument delivered in connection therewith shall be submitted to and finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce, by a panel of three arbitrators appointed in accordance with said Rules. Judgment upon the award rendered by the arbitrator(s) in accordance with said rules may be entered and enforced in any court of competent jurisdiction and, for such purpose, each party hereby waives any form of recourse against the arbitral award. Any such arbitration proceedings shall be held in Milan.

     For any purposes under this Article, both from a procedural and substantive aspects, the Purchasers shall be deemed one party. Likewise, to the same extent, the Sellers shall be deemed one party.

     8.10 Notices. Notices or communications required or permitted to be given hereunder shall be in writing, in English and, except as otherwise specifically provided for in this

Agreement, shall be sent by telex, hand delivered letter, fax (confirmed by registered letter) or by registered mail, return receipt requested, addressed as follows:

     if to the Sellers:
              Norfin International S.A.
              attn Mr. Albert Wildgen
              90 rue Des Sept Arpents
              L-1139 Luxembourg
              tel. 0035-2.404.960
              facsimile 0035-2.404.409

     with copy to:
              Studio Legale Cannata Pierallini e Associati
              Avv. Giuseppe Cambareri
              Via dei Giardini 10 20121 Milano
              tel. 0039-02-6555056
              facsimile 0039-02-6555056

     if to the Purchasers
              Fineurop International Limited
              Attn Mr. Ronald Adair
              18-20 Dumaresq Street, St. Helier
              Jersey JE2 3RL
              tel. 0044-1534-5155525
              facsimile 0044-1534-5155516

     All notices shall be deemed received when actually received at the above addresses.

     8.11 Public Statements. No party shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                            NORFIN INTERNATIONAL S.A.

                                            By: /s/ Mauro Saponelli
                                               ---------------------------------
                                               Name: Mauro Saponelli
                                               Title: Director


                                            DENORA NEW ENERGY INVESTMENTS B.V.

                                            By: /s/ Franco Mazzucchi
                                               ---------------------------------
                                               Name: Franco Mazzucchi
                                               Title: Director


                                            FINEUROP INTERNATIONAL LTD.

                                            By: /s/ Ronald Adair
                                               ---------------------------------
                                               Name: Ronald Adair
                                               Title: Director